UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 17, 2002 (December 17, 2002)
(Date of Report (date of earliest event reported))

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 West 57th Street New York, NY (Address of principal executive office)	10019 (Zip Code)

(212) 413-1800 (Registrant's telephone number, including area code)

None (Former name, former address and former fiscal year, if applicable)

Item 5.    Other Events

        EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

        On December 17, 2002, we announced updated projections for the fourth quarter of 2002 and for 2003 and that beginning with 2003 results, we will discontinue the practice of pro forma earnings per share reporting and, instead, exclusively report GAAP earnings per share results. We will continue to discuss unusual and extraordinary items in our regular disclosures.

        A copy of the press release updating our earnings guidance is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

        Statements about future results made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in our Form 10-Q for the quarterly period ended September 30, 2002.

        Such forward-looking statements include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of Cendant or its affiliates. In addition, such projections are based upon many estimates and are inherently subject to significant economic, competitive and other uncertainties and contingencies, including but not limited to the potential impact of war or terrorism, many of which are beyond the control of management of Cendant and its affiliates. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections in the press release should not be regarded as a representation by Cendant or its affiliates that the projections will prove to be correct.

Item 7.    Exhibits

        See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
	By:	/s/ ERIC J. BOCK Eric J. Bock Executive Vice President and Corporate Secretary

Date: December 17, 2002

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated December 17, 2002 (December 17, 2002)

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release issued by Cendant Corporation on December 17, 2002, announcing updated earnings guidance.